Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2020

- Annual Meeting of Stockholders to be held virtually -

JERICHO, NY, March 24, 2020 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today that, due to the public health impact of the coronavirus pandemic and the limitations within the State of New York on all non-essential gatherings of individuals of any size for any reason that the Company expects to continue into April 2020, the location of the Company’s 2020 annual meeting of stockholders has been changed and will be held in a virtual meeting format only. As previously announced, the annual meeting will be held on Tuesday, April 28, 2020, at 3:30 p.m. EDT. To be admitted to the annual meeting at www.virtualshareholdermeeting.com/GTY2020, stockholders must enter the control number found on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. Further information regarding this change to the location of the annual meeting can be found in the proxy supplement filed by the Company with the Securities and Exchange Commission on March 24, 2020.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly traded real estate investment trust in the United States specializing in the ownership, leasing and financing of convenience store and gasoline station properties. As of December 31, 2019, the Company owned 877 properties and leased 68 properties from third-party landlords in 33 states across the United States and Washington, D.C.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S EXPECTATIONS THAT THE LIMITATIONS ON NON-ESSENTIAL GATHERINGS WITHIN THE STATE OF

NEW YORK WILL CONTINUE INTO APRIL 2020. INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

Contact:	InvestorRelations
(516) 478-5418
ir@gettyrealty.com